Exhibit 10(e)



                                   McDONALD'S

                               STOCK SHARING PLAN

                            As Amended and Restated

                           Effective January 1, 1989






                               TABLE OF CONTENTS

                                                                  PAGE


     SECTION I - Definitions.......................................  2
         1.1  "Accounts" or "Participant's Accounts"...............  2
         1.2  "Authorized Leave of Absence"........................  3
         1.3  "Beneficiary"........................................  3
         1.4  "Benefits Retirement Date"...........................  3
         1.5  "Board of Directors".................................  3
         1.6  "Committee"..........................................  3
         1.7  "Commonly Controlled Entity".........................  3
         1.8  "Company"............................................  3
         1.9  "Compensation".......................................  3
         1.10 "Considered Compensation"............................  5
         1.11 "Disability".........................................  5
         1.12 "Domestic Affiliate".................................  5
         1.13 "Economic Recovery Tax Act"..........................  5
         1.14 "Effective Date".....................................  5
         1.15 "Employee"...........................................  5
         1.16 "Employer"...........................................  6
         1.17 "Employer Contributions".............................  6
         1.18 "ERISA"..............................................  6
         1.19 "Foreign Affiliate"..................................  6
         1.20 "Highly Compensated Employee"........................  6
         1.21 "Hour of Service"....................................  9
         1.22 "Internal Revenue Code".............................. 11
         1.23 "Leased Employee".................................... 11
         1.24 "Licensee"........................................... 11
         1.25 "Matching and Deferred Stock Ownership Plan"......... 11
         1.26 "Participant"........................................ 11
         1.27 "Plan"............................................... 11
         1.28 "Plan Year".......................................... 11
         1.29 "Related Plan"....................................... 11
         1.30 "Required Beginning Date"............................ 12
         1.31 "Subsidiary"......................................... 12
         1.32 "Tax Reduction Act".................................. 12
         1.33 "Termination of Service"............................. 12
         1.34 "Top Paid Group"..................................... 13
         1.35 "Trust".............................................. 13
         1.36 "Trust Agreement".................................... 13
         1.37 "Trustee"............................................ 13
         1.38 "Trust Fund"......................................... 13
         1.39 "Valuation Date"..................................... 13

     SECTION II - Participation.................................... 14
         2.1  Participation........................................ 14

     SECTION III - Contributions and Allocations................... 15
         3.1  Plan Contributions................................... 15
         3.2  Participant's Vested Rights.......................... 16
         3.3  Allocations of Contributions......................... 16
         3.4  Limits on Allocation and Contributions............... 17
         3.5  Contributions Irrevocable............................ 17
         3.6  Maximum Limitations on Contributions................. 18

     SECTION IV - Trust Fund....................................... 21
         4.1  Trust Fund........................................... 21
         4.2  Determination of Increase or Decrease in Net Worth
              of the Trust Fund.................................... 21
         4.3  Statement of Accounts................................ 21
         4.4  Participant Rights................................... 21
         4.5  Participant's Interest in the Trust Fund............. 22
         4.6  Expenses of the Trust Fund........................... 22
         4.7  Separate Accounting For Contributions................ 22
         4.8  Correction of Error.................................. 22
         4.9  Distribution Fund.................................... 23
         4.10 Diversification...................................... 23

     SECTION V - Distribution of Benefits.......................... 25
         5.1  Payment of Benefits in General....................... 25
         5.2  Distributions of Participant's Accounts.............. 25
         5.3  Death of Participant................................. 26
         5.4  Participant Withdrawals.............................. 27
         5.5  Form of Distributions................................ 27
         5.6  Incompetency, Distribution of Benefits............... 28
         5.7  Deduction of Taxes from Amounts Payable.............. 29
         5.8  Spousal Consent to Waiver............................ 29
         5.9  Latest Time of Distribution.......................... 29
         5.10 Direct Rollovers..................................... 30

     SECTION VI - Subsidiary Participation......................... 33
         6.1  Adoption of Plan and Trust by a Subsidiary........... 33
         6.2  Withdrawal from Plan by Participating Employer....... 33

     SECTION VII - Administration of the Plan...................... 34
         7.1  Appointment of Trustee............................... 34
         7.2  Appointment of Committee; Tenure in Office........... 34
         7.3  Named Fiduciaries.................................... 34
         7.4  Delegation of Responsibilities....................... 35
         7.5  Committee Action by Majority - Authorization of
              Members to Execute Documents......................... 35
         7.6  Secretary............................................ 35
         7.7  Member as Participant................................ 35
         7.8  Committee Powers and Duties.......................... 35
         7.9  Rules and Decisions.................................. 36
         7.10 Agents and Counsel................................... 36
         7.11 Authorization of Benefit Distribution................ 37
         7.12 Claims Procedure..................................... 37
         7.13 Information to be Furnished to Committee............. 38
         7.14 Fiduciary Responsibility............................. 38
         7.15 Fiduciary as Participant............................. 39

     SECTION VIII - Amendment, Termination, Merger and
                    Consolidation of Plan.......................... 40
         8.1  Amendment............................................ 40
         8.2  Termination of Plan By the Company................... 41
         8.3  Merger, Consolidation, or Transfer of Assets......... 41
         8.4  Put Option Requirement............................... 41

     SECTION IX - Top Heavy Provisions............................. 43
         9.1  Application.......................................... 43
         9.2  Special Top Heavy Definitions........................ 43
         9.3  Special Top Heavy Provisions......................... 51

     SECTION X - Miscellaneous Provisions.......................... 55
         10.1  Headings............................................ 55
         10.2  Indemnification..................................... 55
         10.3  Employees' Trust.................................... 55
         10.4  Nonalienation of Benefits........................... 55
         10.5  Qualified Domestic Relations Order.................. 56
         10.6  Exception to Distribution Limitation Period......... 58
         10.7  Unclaimed Amounts................................... 58
         10.8  Invalidity of Certain Provisions.................... 60
         10.9  Gender and Number................................... 60
         10.10 Law Governing....................................... 60



                         McDONALD'S STOCK SHARING PLAN


          The McDonald's Stock Sharing Plan, as originally adopted effective January 1, 1975, and amended from time to time, is hereby amended and restated to read as herein set forth and is intended to qualify as an employee stock ownership plan - stock bonus plan as defined in Sections 301(d) and 301(e) of the Tax Reduction Act and Sections 401(a) and 409 of the Internal Revenue Code and in Section
     331 of the Economic Recovery Tax Act and Section 41 of the Internal
     Revenue Code before its repeal effective with respect to compensation accrued on or after January 1, 1987) of the Internal Revenue Code. Eligibility, benefits, payment of benefits and the amount of benefits, if any, of a person whose employment with an Employer terminated before January 1, 1989 and who is not rehired by an Employer on or after January 1, 1989 shall, except as otherwise specifically provided herein, be determined in accordance with the provisions of the Plan as in effect on the date the person ceased to be an Employee of an Employer.

          As originally adopted and as amended and restated herein, the purpose of the McDonald's Stock Sharing Plan is to provide eligible employees with an equity interest in McDonald's Corporation through their participation in this Plan. Pursuant to this purpose and the intent of the applicable law, assets of the Plan will be invested primarily in qualifying employee securities in the form of shares of common stock of McDonald's Corporation.

          No person shall become a participant in the Plan and no further contributions shall be made to the Plan, except as provided in Section 3.1(a), on or after January 1, 1987.

                                   SECTION I

                                  Definitions

          The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

          1.1 "Accounts" or "Participant's Accounts" means a Participant's share in the Trust, including all shares (or fractional shares) of common stock of McDonald's Corporation allocated to such Accounts. Each Participant shall have five (5) separate Accounts, which shall be:

               (a) A "Participant Contribution Account", to which shall be credited Participant Matched Contributions made with respect to Plan Years ending on or before December 31, 1982, plus income and gains and less expenses and losses attributable thereto;

               (b) An "Unmatched Employer Contribution Account", to which shall be credited Unmatched Employer Contributions contributed in accordance with Section 3.1(a), which have been allocated to a Participant with respect to Plan Years ending on or before December 31, 1982, plus income and gains and less expenses and losses attributable thereto;

               (c) A "PAYSOP Employer Contribution Account", to which shall be credited Employer Contributions contributed in accordance with Section 3.1(b) and which have been allocated to a Participant with respect to Plan Years beginning on or after January 1, 1983, plus income and gains and less expenses and losses attributable thereto;

               (d) An "Employer Matching Contribution Account", to which shall be credited Employer Matching Contributions made by an Employer to the Plan in accordance with Section 3.1(d) for Plan Years ending on or before December 31, 1982, plus income and gains and less expenses and losses attributable thereto;

               (e) An "Additional Employer Contribution Account", to which shall be credited (1) contributions which have been allocated to a Participant's Additional Company Contribution Account with respect to Plan Years ending on or before December 31, 1982, and

          (2) with respect to contributions for Plan Years ending after December 31, 1982, contributions in excess of the amount which qualifies for tax credit under Section 41(a)(2) of the Internal Revenue Code, plus income and gains and less expenses and losses attributable thereto.

          1.2 "Authorized Leave of Absence" means any absence authorized by an Employer under the Employer's standard personnel practices. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence provided that the Employee returns to employment with the Employer within the period provided by law.

          1.3 "Beneficiary" means the person or persons designated by a Participant in accordance with the provisions of Section 5.3 to receive any death benefit which shall be distributable under the Plan.

          1.4 "Benefits Retirement Date" means the date on which a Participant attains age 55.

          1.5 "Board of Directors" means the Board of Directors of the Company.

          1.6  "Committee" means the Committee appointed pursuant to
     Section 7.2.

          1.7 "Commonly Controlled Entity" means a corporation, trade or business if it and an Employer are members of a controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code, under common control as defined in Section 414(c) of the Internal Revenue Code, or members of an affiliated service group as defined in Section 414(m) of the Internal Revenue Code; provided, however, that solely for purposes of Section 3.6 and of Section 1.29 when used in Section 3.6, the standard of control under Sections 414(b) and 414(c) of the Internal Revenue Code shall be deemed to be "more than 50%" rather than "at least 80%."

          1.8 "Company" means McDonald's Corporation, or any successor corporation by merger, consolidation, purchase or otherwise which elects to adopt the Plan and the Trust.

          1.9  "Compensation" of a Participant for a Plan Year means

               (a) except as otherwise provided herein, the Participant's total compensation paid during the Plan Year to such Participant by an Employer while a Participant in the Plan as reflected in Box 10 of the Participant's Internal Revenue Service Form W-2 (or Box 1, as revised for 1993, or the equivalent box on any comparable form which may hereafter replace such form) for the Plan Year, increased by any amounts by which the Participant's compensation is reduced pursuant to a compensation reduction election under any Related Plan or pursuant to other compensation reduction contributions for medical, dental or dependent care or other benefits and by the amount of Participant Elected Contributions under the McDonald's Matching and Deferred Stock Ownership Plan which are credited to the Participant's account under the McDonald's McDESOP Equalization Plan for the Plan Year and excluding provisions for life insurance, reimbursement for moving expenses, non-cash compensation, officers' discretionary bonuses, any benefits under the Plan or any other qualified plan described in Section 401(a) of the Internal Revenue Code, or income earned from stock options, Stock Exchange Rights or Performance Units, (as such terms are defined in the McDonald's Corporation 1978 Incentive Plan) and payments to a Participant for foreign service in the form of tax gross-up benefits, allowances for cost of living, housing and education, and other similar payments;

               (b) for purposes of Article IX and for determining the limitations under Section 3.6, Compensation means the total compensation paid to the Participant by an Employer, or a Commonly Controlled Entity, as defined in Section 414(m) of the Internal Revenue Code for the Plan Year, excluding any benefits under the Plan or any other qualified plan described in
          Section 401(a) of the Internal Revenue Code, or other deferred compensation, stock options, and any other distribution which receives special tax benefit; and

               (c)  for the purpose of determining whether a Participant is
          (1) a Highly Compensated Employee, (2) a member of the Top Paid Group or (3) a Key Employee pursuant to Section 9.2(d), Compensation shall be Compensation as defined in Section 1.9(b) increased by the amount by which the Participant's compensation is reduced pursuant to a cash or deferred arrangement which meets the requirements of Section 401(k) of the Internal Revenue Code and pursuant to compensation reduction contributions for medical, dental or dependent care or other benefits under a cafeteria plan meeting the requirements of Section 125 of the Internal Revenue Code.

          For purposes of Sections 1.9(a) and (c), Compensation taken into account under the Plan shall not exceed $200,000 (in 1989, and as adjusted in subsequent years as provided by the Secretary of the Treasury) (the "dollar limit"). In determining whether a Participant's compensation for a Plan Year exceeds the dollar limit, if and only to the extent required by the Internal Revenue Code, the compensation of each Five Percent Owner and of each Participant who is one of the ten Highly Compensated Employees paid the greatest compensation (determined before the aggregation of the compensation of any family member) shall include the compensation of such Participant's spouse and lineal descendants who have not attained age 19 before the end of the Plan Year earned as employees of McDonald's or a Commonly Controlled Entity. For purposes of applying the dollar limit in the first sentence of this paragraph, if the Compensation of a Five Percent Owner or of a Participant who is one of the ten Highly Compensated Employees paid the greatest compensation (determined before the aggregation of the compensation of any family member) is equal to or greater than the dollar limit or more ("Affected Participant"), the Compensation of each of such Affected Participant, his spouse and lineal descendants who have not attained age 19 before the end of the Plan Year ("Affected Family Member") shall be equal to the dollar limit for the Plan Year multiplied by a fraction the numerator of which is such individual's Compensation after application of the dollar limit and the denominator of which is the sum of such Compensation for the Affected Participant and the Affected Family Members.

          Effective January 1, 1994, "$150,000" shall be substituted for "$200,000" in the above paragraph.

          1.10 "Considered Compensation" means Compensation of a
     Participant, excluding any amount in excess of $1.00.

          1.11 "Disability" means a mental or physical condition which renders a Participant permanently unable or incompetent to carry out the job responsibilities he held or tasks to which he was assigned at the time the disability was incurred. The determination of disability shall be made by the Committee on the basis of such medical and other competent evidence as the Committee shall deem relevant.

          1.12 "Domestic Affiliate" means any domestic corporation, partnership or joint venture of which, in the case of a corporation, the Company either owns, directly or indirectly, either twenty-five percent (25%) or more of the voting power of all classes of stock or twenty-five percent (25%) or more of the value of all stock, or of which, in the case of a partnership or joint venture, the Company owns, directly or indirectly, twenty-five percent (25%) or more of both the capital and profits.

          1.13 "Economic Recovery Tax Act" means the Economic Recovery Tax Act of 1981, as amended, and any subsequent legislation dealing with payroll-based tax credit employee stock ownership plans as described in Section 331 of the Economic Recovery Tax Act.

          1.14 "Effective Date" of the restatement is January 1, 1989.

          1.15 "Employee" means any person who is employed by the Company or another Employer including persons on an Authorized Leave of Absence. Such term does not include a consultant, an independent contractor or a Leased Employee.

          1.16 "Employer" means the Company and any Subsidiary of the Company which, pursuant to Section 6.l, elects to adopt the Plan and the Trust.

          1.17 "Employer Contributions" means contributions by an Employer under the Plan including:

               (a)  Employer Matching Contributions made in accordance with
          Section 46(a)(2)(B)(ii) of the Internal Revenue Code of 1954 for years ending on or before December 31, 1978, and thereafter, in accordance with Section 46(a)(2)(E)(ii) of the Internal Revenue Code of 1954 for years ending on or before December 31, 1982 and

               (b) Unmatched Employer Contributions made in accordance with Section 46(a)(2)(B)(i) of the Internal Revenue Code of 1954 for years ending on or before December 31, 1978, and thereafter, in accordance with Section 46(a)(2)(E)(i) of the Internal Revenue Code of 1954 for years ending on or before December 31, 1982;

               (c)  PAYSOP Employer Contributions made in accordance with
          Section 41(a)(2) of the Internal Revenue Code of 1954, for years beginning on or after January 1, 1983; and

               (d) Additional Employer Contributions, including contributions allocated to a Participant's Additional Company Contribution Account for Plan Years ending on or before December 31, 1982, and thereafter, contributions made by an Employer and allocated to a Participant's Additional Employer Contribution Account for Plan Years beginning on or after January 1, 1983, which are in excess of the amount which qualifies for tax credit under Section 41(a)(2) of the Internal Revenue Code of 1954.

          1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.19 "Foreign Affiliate" means any foreign corporation, partnership or joint venture of which, in the case of a corporation, the Company owns, directly or indirectly, twenty-five percent (25%) or more of the voting power of all classes of stock or twenty-five percent (25%) or more of the value of all stock, or of which, in the case of a partnership or a joint venture, the Company owns, directly or indirectly, twenty-five percent (25%) or more of both the capital and profits.

          1.20 "Highly Compensated Employee" means, for a Plan Year, any Participant who performs services as an employee for an Employer or Commonly Controlled Entity during such Plan Year and who:

               (a) (1) at any time during the Plan Year or the preceding Plan Year ("Preceding Plan Year"), was a Five Percent Owner; or

                    (2) (A) received Compensation in excess of $78,353 (for 1988, adjusted in subsequent years as provided by the Secretary of the Treasury) during the Preceding Plan Year or
               (B) received Compensation in excess of $81,720 (for 1989, adjusted in subsequent years as provided by the Secretary of the Treasury) during the Plan Year and was one of the 100 employees of the group consisting of the Employers and Commonly Controlled Entities who received the most Compensation during the Plan Year; or

                    (3) received Compensation for the Preceding Plan Year in excess of $52,235 (for 1988, adjusted in subsequent years as provided by the Secretary of the Treasury) and is in the Top Paid Group for the Preceding Plan Year; or

                    (4) (A) was an officer of (or performed the duties of an officer for) an Employer or a Commonly Controlled Entity during the Preceding Plan Year or was an officer of such an entity (or performed the duties of an officer of such an entity) during the Plan Year and one of the 100 employees of the group consisting of the Employers and Commonly
               Controlled Entities who received the most Compensation during the Plan Year, and (B) received Compensation in excess of fifty percent (50%) of the amount in effect under
               Section 415(b)(1)(A) of the Internal Revenue Code ($94,023 in 1988 and $98,064 in 1989, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate), provided that no more than fifty (50) persons shall be treated as officers hereunder for any Plan Year or Preceding Plan Year.

               (b)  For purposes of this Section 1.20, the Compensation of
          (1) any Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation (without regard to this Section 1.20(b)) or, (2) any Five Percent Owner, shall include any Compensation paid to a spouse, lineal ascendants or descendants, or any spouse of such lineal ascendants or descendants of such Highly Compensated Employee or such Five Percent Owner and such spouse, lineal ascendants or descendants, or any spouse of such lineal ascendants or descendants shall not be treated as an employee for purposes of this Section 1.20.

               (c) For purposes of this Section 1.20 and Section 1.38, employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Internal Revenue Code) from an Employer or a Commonly Controlled Entity which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Internal Revenue
          Code) shall not be treated as employees.

               (d) A former employee shall also be treated as a Highly Compensated Employee for a Plan Year if such former employee had a Termination of Service prior to such Plan Year and was a Highly Compensated Employee (without regard to this Section 1.20(d)) for either the Plan Year in which he had a Termination of Service or any Plan Year ending on or after his 55th birthday.

               (e) Effective July 1, 1993, in lieu of determining which individuals are Highly Compensated Employees as provided in paragraphs (a)(1), (a)(2), (a)(3), and (a)(4) of this Section 1.20, the Plan Administrator may elect for any Plan Year to consider as a Highly Compensated Employee for such Plan Year each Participant who performs services as an employee for an Employer or Commonly Controlled Entity during such Plan Year and who, during the Plan Year:

                    (1)  was at any time a Five Percent Owner;

                    (2) received Compensation in excess of $81,720 (for 1989, adjusted in subsequent years as provided by the Secretary of the Treasury or his delegate);

                    (3) received Compensation in excess of $52,235 (for 1989, adjusted in subsequent years as provided by the Secretary of the Treasury or his delegate) and was a member of the Top Paid Group; and

                    (4) was an officer of (or performed the duties of an officer for) an Employer, a Commonly Controlled Entity or member of an Affiliated Service Group and received
               Compensation in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue
               Code ($98,064 for 1989, adjusted in subsequent years as provided by the Secretary of the Treasury or his delegate).

               (f) The Committee may elect for any Plan Year to determine the Highly Compensated Employees for such year by substituting
          (1) "$62,345" (in 1992, adjusted in subsequent years provided by the Secretary of the Treasury or his delegate) for "$93,518" (in 1992, adjusted in subsequent years provided by the Secretary of the Treasury or his delegate) in Sections 1.20(a)(ii) or 1.20(e)(2) as applicable, and ignoring Sections 1.20(a)(iii) or 1.20(e)(3), respectively.

          1.21 "Hour of Service" means:

               (a) Each hour for which an employee or a Leased Employee is paid directly or indirectly, or entitled to payment, by an Employer or a Commonly Controlled Entity (regardless of whether then an Employee):

                    (1)  for performance of duties;

                    (2) on account of a period of time during which no duties were performed, provided that, except as herein otherwise expressly provided, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee performs no duty, and provided that no Hours of Service shall be credited for payments made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or for reimbursement of medical expenses shall be excluded; and

                    (3) for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the employer, provided that no more than 501 Hours of Service shall be credited any single continuous period of time during which the Employee did not or would not have performed duties.

               (b) (1) An Employee's prior or subsequent employment by a Foreign Affiliate or Domestic Affiliate shall be treated as Hours of Service by the Employer. If a McDonald's Restaurant operated by a Licensee is acquired by the Company or one of its Subsidiaries or affiliates, each person who is employed by such Licensee as of the date of acquisition and is continuously employed by McDonald's until the last day of the Plan Year shall be credited by the Employer with their Hours of Service with such Licensee.

                    (2) To the extent an Employee is not otherwise credited with Hours of Service while on an Authorized Leave of Absence, an Employee on an Authorized Leave of Absence shall be credited with a number of Hours of Service for each payroll period during the Authorized Leave of Absence equal to the average number of Hours of Service per payroll period (not to exceed forty Hours of Service per week) credited to such Employee for the six calendar week period (or pertinent payroll period if such period is longer), ending immediately prior to the commencement of the Authorized Leave of Absence, notwithstanding the limitations of Section
               1.21(a)(2). Notwithstanding the foregoing, an Employee who fails either (l) to return to his employment within ninety
               (90) days after the expiration of an Authorized Leave of Absence or (2) to remain in the employ of an Employer after the expiration of an Authorized Leave of Absence for the lesser of (a) a period equal to the period of his Leave of Absence or (b) one year following his return to employment, unless such failure shall be due to death, Disability, illness or retirement on or after the Participant's Benefits Retirement Date, shall be considered to have voluntarily terminated his employment as of the date the Leave of Absence commenced for purposes of determining Hours of Service under this Section.

               (c) Effective January 1, 1985, to the extent not otherwise credited in Section 1.21, solely for purposes of avoiding a Break in Service, for periods of absence from work on account of Parental Leave, an Employee shall be credited with Hours of Service as defined below:

                    (1) the Hours of Service which normally would have been credited to such individual but for the Parental Leave, or

                    (2) eight (8) Hours of Service per day of such absence if the Plan is unable to determine the Hours of Service which would have been credited to such individual but for the Parental Leave.

               (d) The determination of Hours of Service for reasons other than the performance of duties shall, except as provided in
          Section 1.21(b)(2), be in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(b), and Hours of Service shall be credited to computation periods in accordance with the provisions of Labor Department Regulations Section 2530.200b-2(c).

               (e) Except as provided in Section 1.21(b)(2), each Employee who is paid on a salaried basis shall be credited with 95 Hours of Service for each semi-monthly payroll period during which such Employee has any Hours Of Service.

          1.22 "Internal Revenue Code" means the Internal Revenue Code of 1986, as from time to time amended and any subsequent Internal Revenue Code; provided that references to the Internal Revenue Code with respect to contributions previously permitted hereunder shall be understood to be references to the Internal Revenue Code as in effect for the periods during which such contributions were permitted hereunder and shall be deemed to include any such sections of the Internal Revenue Code prior to amendment, modification or renumbering. References to any section of the Internal Revenue Code shall be deemed to include similar sections of the Internal Revenue Code as renumbered or amended.

          1.23 "Leased Employee" means any person who is not an employee of an Employer or a Commonly Controlled Entity and who provides service to an Employer if:

               (a) such services are provided pursuant to an agreement between the recipient and any other person;

               (b) such person has performed such services for the Employer (or for the Employer or any Commonly Controlled Entity) on a substantially full time basis for a period of at least 1 year; and

               (c) such services are of a type historically performed, in the business field of the Employer or Commonly Controlled Entity, by employees.

          1.24 "Licensee" means any person, other than McDonald's
     Corporation or any of its Subsidiaries or Domestic Affiliates or Foreign Affiliates, who operates a McDonald's Restaurant pursuant to lease and license agreements (or so-called "Business Facilities Lease") with the Company or affiliated companies.

          1.25 "Matching and Deferred Stock Ownership Plan" means the McDonald's Matching and Deferred Stock Ownership Plan, as from time to time amended.

          1.26 "Participant" means a person participating in the Plan in accordance with the provisions of Section 2.l.

          1.27 "Plan" means the McDonald's Stock Sharing Plan as herein set forth and as hereafter amended from time to time.

          1.28 "Plan Year" means the 12 month period commencing on January l and ending on December 31.

          1.29 "Related Plan" means any other qualified defined contribution plan or qualified defined benefit plan (as defined in Section 415(k) of the Internal Revenue Code) maintained by an Employer or a Commonly Controlled Entity, respectively called a "Related Defined Contribution Plan" and a "Related Defined Benefit Plan."

          1.30 "Required Beginning Date" means April 1 (but not before April 1, 1990 for a Participant who is not a Five Percent Owner) of the calendar year following:

               (a) for a Participant who reaches age 70-1/2 before January 1, 1988, the later of:

                    (1) the calendar year in which he reaches age 70-1/2, or

                    (2) if the Participant is not a Five Percent Owner at any time during the Plan Year ending with or within the calendar year in which he attains age 70-1/2 or any of the four (4) prior Plan Years, the calendar year in which he has a Termination of Service; provided that if any such Participant becomes a Five Percent Owner during any Plan Year after he attains age 70-1/2, the "Required Beginning Date" for such Participant shall be the April 1 of the calendar year following the calendar year in which such Plan Year ends, and

               (b) for a Participant who reaches age 70-1/2 on or after January 1, 1988, the calendar year in which the Participant reaches age 70-1/2.

     Notwithstanding the foregoing, the Required Beginning Date shall not be any date earlier than any date to which Required Beginning Date can be delayed in accordance with applicable law, regulations, or rulings.

          1.31 "Subsidiary" means any other corporation if it and the Company are members of a controlled group of corporations within the meaning of Section 409(l)(4) of the Internal Revenue Code.

          1.32 "Tax Reduction Act" means the Tax Reduction Act of 1975 as amended from time to time, and any successor thereto pertaining to investment tax credit employee stock ownership plans as described in Sections 301(d) and 301(e) of the Tax Reduction Act and references to sections thereof shall be deemed to include any such sections as amended, modified or renumbered.

          1.33 "Termination of Service" means termination of an Employee's employment with an Employer for any reason, including death, Disability, resignation, discharge, or retirement on or after Benefits Retirement Date; provided, however, that the transfer of a Participant from an Employer to a Foreign or Domestic Affiliate or from one Foreign or Domestic Affiliate to another Foreign or Domestic Affiliate or to an Employer shall not be regarded as a Termination of Service.

          1.34 "Top Paid Group" means, for a Plan Year, the group consisting of the top twenty percent of the total number of persons employed by all Employers and Commonly Controlled Entities when ranked on the basis of Compensation paid during the Plan Year; provided that for purposes of determining the total number of persons employed by such entities, the following employees shall be excluded:

               (a) employees who had not completed six (6) months of service,

               (b) employees who worked less than seventeen and one-half (17-1/2) hours per week,

               (c)  employees who normally worked during not more than six
          (6) months during any Plan Year, and

               (d)  employees who had not attained age 21.

          1.35 "Trust" means the legal entity resulting from the Trust Agreement between the Company and the Trustee, and any amendments thereto, by which contributions under the Plan shall be received, held, invested and distributed to or for the benefit of the Participants and Beneficiaries.

          1.36 "Trust Agreement" means the agreement between the Company and the Trustee, establishing the McDonald's Stock Sharing Trust, as amended from time to time.

          1.37 "Trustee" means any corporation, individual, or individuals who shall accept the appointment to execute the duties of Trustee as set forth in the Trust Agreement.

          1.38 "Trust Fund" means all property received by the Trustee, together with all income, profits and increments thereon, less all losses and distributions chargeable thereto.

          1.39 "Valuation Date" means the last business day of the calendar quarter and such other dates as the Committee shall specify.

                                   SECTION II

                                 Participation

          2.1 Participation. No person shall become a Participant after December 31, 1986. Any person who was a Participant before that date shall continue as a Participant until his Accounts are distributed from the Plan.

                                  SECTION III

                         Contributions and Allocations

          3.1  Plan Contributions.

               (a) Additional Employer Contribution. While the Company does not currently intend to make further contributions to the Plan, the Company, in its discretion, may contribute to the Trust for any Plan Year such amount ("Additional Employer Contribution") as shall be determined by the Board of Directors. If the Company elects to make an Additional Employer Contribution for any Plan Year each Employer other than the Company shall contribute to the Trust for the Plan Year an amount equal to the product of the total Considered Compensation for the Plan Year of all Participants who are Employees of such Employer multiplied by a fraction, the numerator of which is the Additional Employer Contribution of the Company for the Plan Year and the denominator of which is the total Considered Compensation for the Plan Year of all Participants who are Employees of the Company. Notwithstanding the provisions of this Section 3.l(a), no Employer shall make any contribution under this Section 3.l(a) for any Plan Year in excess of the maximum amount deductible from income by the Employer for the Plan Year under the provisions of the Internal Revenue Code. The Board of Directors shall determine and certify to the Committee the amount of any contribution to be made by each Employer under this Section 3.l(a). Such determination shall be binding on all Participants, the Committee, the Company, and the other Employers.

               (b) Employer Contributions Made Before Effective Date. The following Employer Contributions made before the date indicated shall be held in Participant's Accounts as follows:

                    (1) Unmatched Employer Contributions made with respect to periods before December 31, 1982 and credited to Participant's Unmatched Employer Contribution Account;

                    (2) PAYSOP Employer Contributions made with respect to periods on or after January 1, 1983 and ending on or before December 31, 1986 and credited to Participant's PAYSOP
               Employer Contribution Account; and

                    (3) Employer Matching Contributions made with respect to periods ending on or before December 31, 1982 and credited to Participant's Employer Matching Contribution Account.

               (c) Participant Contributions After January 1, 1983. No Participant Contributions may be made with respect to Plan Years beginning on or after January 1, 1983. Participant Contributions made before January 1, 1983 shall continue to be held in Participants' Participant Contribution Accounts.

               (d) Form of Contributions. Contributions to the Trust by an Employer shall be either in cash or in shares of common stock of the Company, as the Employer shall determine in its discretion.

          3.2 Participant's Vested Rights. Each Participant's rights to the Participant's Accounts shall be fully vested and non-forfeitable.

          3.3  Allocations of Contributions.

               (a) Unmatched Employer Contributions. For periods ending on or before December 31, 1982, Unmatched Employer Contributions to the Trust for each Plan Year were allocated, as of the last day of the Plan Year, to each Participant, who (1) completed not less than 1,000 Hours of Service during the Plan Year, (2) was a Participant for any period of time during the Plan Year and had a Termination of Service because of retirement after age 55, death, or Disability, or (3) was a Participant for any period of time during the Plan Year and had a Termination of Service during the Plan Year and had at least 10 years of Credited Service under the McDonald's Corporation Savings and Profit Sharing Plan as of the end of the Plan Year, in the proportion that each such Participant's Considered Compensation for the Plan Year bears to the Aggregate Considered Compensation for the Plan Year of all such Participants.

               (b) Employer Matching Contributions. For periods ending on or before December 31, 1982, all Employer Matching Contributions to the Trust for each Plan Year ending on or before December 31, 1982 were allocated, as of the last day of the Plan Year, to each Participant who was entitled to an allocation for the year under
          Section 3.3(a) in an amount equal to the amount of such Participant's Fixed Participant Contributions and Variable Participant Contributions for the Plan Year which have been paid in such manner and by such time as was established by the Committee, which date shall be not later than 24 months after the end of the Plan Year.

               (c) PAYSOP Employer Contributions. All PAYSOP Employer Contributions to the Trust for each Plan Year beginning on or after January 1, 1983 and ending on or before December 31, 1986, were allocated, as of the last day of the Plan Year, to each Participant who (1) completed not less than 1,000 Hours of Service during the Plan Year, or (2) was a Participant for any period of time during the Plan Year and had a Termination of Service because of retirement after age 55, death, or Disability, or (3) was a Participant for any period of time during the Plan
          Year and had a Termination of Service during the Plan Year and had at least 10 years of Credited Service under the McDonald's Corporation Savings and Profit Sharing Plan as of the end of the Plan Year, in the proportion that each such Participant's
          Considered Compensation for the Plan Year bears to the Aggregate Considered Compensation for the Plan Year for all such Participants.

               (d) Additional Employer Contributions. Additional Employer Contributions, if any, to the Trust for each Plan Year shall be allocated, as of the last day of the Plan Year, to each Participant who (1) completed not less than 1,000 Hours of Service during the Plan Year, or (2) was a Participant for any period of time during the Plan Year and had a Termination of Service because of retirement after age 55, death, or Disability, or (3) was a Participant for any period of time during the Plan Year and had a Termination of Service during the Plan Year and had at least 10 years of Credited Service under the Profit Sharing Plan portion of the McDonald's Corporation Profit Sharing Program as of the end of the Plan Year, in the proportion that each such Participant's Considered Compensation for the Plan Year bears to the Aggregate Considered Compensation for the Plan Year for all such Participants.

               3.4 Limits on Allocation and Contributions. Any of the provisions of the Plan to the contrary notwithstanding, no amount shall be allocated to the Account of any Participant in excess of the maximum amount permitted to be allocated to a participant in a plan of this type as described in Section 401 of the Internal Revenue Code and no amount shall be contributed by any Employer in excess of the maximum amount permitted to be contributed by such Employer to a plan of this type as described in Section 401 of the Internal Revenue Code.

          3.5 Contributions Irrevocable. Amounts contributed by an Employer to the Plan shall, subject to the provisions of Section 3.6, be irrevocable, shall not be returned to any Employer, and shall continue to be allocated in accordance with the provisions of the Plan notwithstanding any circumstances under which any Employer suffers recapture of the tax credit obtained initially through the Employer Contributions to the Plan; provided however, that if, and to the extent that the amount of Employer Matching Contributions for a Plan Year exceeds the amount of Participant Matched Contributions for such Plan Year, such excess shall be returned to the Employer.

          3.6  Maximum Limitations on Contributions.

               (a) Limitations on Contributions. Any of the provisions herein to the contrary notwithstanding, a Participant's Annual Additions for any Plan Year shall not exceed his Maximum Annual Additions for the Plan Year. If a Participant's Annual Additions exceed his Maximum Annual Additions (the "Annual Excess"), the Participant's Annual Additions for the Plan Year shall be reduced under Section 3.6(c) by the amount necessary to eliminate such Annual Excess.

               (b)  Definitions.

                    (1) "Annual Additions" of a Participant for a Plan Year means the sum of the following:

                         (A)  Additional Employer Contributions for the
                    Plan Year;

                         (B) all annual additions with respect to employer contributions and forfeitures for such Plan Year allocated to such Participant's accounts for such Plan Year under any other Related Defined Contribution Plan, not already included under Section 3.6(b)(1)(A) provided that Forfeitures of employer securities under the Employer Auxiliary ESOP portion of the Profit Sharing Program and employer contributions used to repay interest on an exempt loan thereunder shall not be included under this Section 3.6(b)(1)(B);

                         (C)  the amount of nondeductible participant
                    contributions under this Plan or any Related Plan made by the Participant for the Plan Year; and

                         (D) contributions allocated to any individual medical account (as defined in Code Section 401(h)) which is part of a defined benefit plan maintained by an Employer as provided in Code Section 415(1) and any amount attributable to post-retirement medical benefits allocated to an account established under Internal Revenue Code Section 419(d)(1).

                    (2) "Maximum Annual Addition" of a Participant for a Plan Year means effective for Plan Years beginning on or before July 12, 1989 the greater of (A) and (B) below and effective for Plan Years beginning after July 12, 1989, the amount in (A) below:

                         (A)  the lesser of (i) and (ii) below:

                              (i)  25% of the Participant's Compensation,
                         or

                              (ii) the greater of (I) $30,000 or
                         (II) one-fourth (1/4) of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code ($98,064 in 1989, adjusted in subsequent years for cost of living adjustments determined in accordance with regulations prescribed by the Secretary of Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue Code).

                         (B)  the lesser of (i) and (ii) below:

                              (i)  25% of the Participant's Compensation,
                         or

                              (ii) the sum of (I) the greater of
                         (a) $30,000 or (b) one-fourth (1/4) of the amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code ($98,064 for 1989, adjusted in subsequent years for cost of living adjustments determined in accordance with regulations prescribed by the Secretary of Treasury or his delegate pursuant to the provisions of
                         Section 415(d) of the Internal Revenue Code), and
                         (II) the lesser of (a) the amount determined under clause (I) above and (b) the Participant's leveraged ESOP Annual Additions for the Plan Year under the McDonald's Profit Sharing Program.

               (c) If a Participant has an Annual Excess for a Plan Year, the Annual Excess shall be eliminated as follows:

                    (1) The allocations to the Participant's accounts under McDonald's Profit Sharing Program shall be reduced as provided therein.

                    (2) If any Annual Excess remains after application of paragraph (1), Additional Employer Contributions, in that order, shall be reduced to the extent such reductions reduce the amount of the remaining Annual Excess.

                    (3) Subject to Section 3.6(c)(5), any allocations of Additional Employer Contributions reduced or eliminated under this Section 3.6 shall, subject to the limits of this
               Section 3.6, be reallocated to the Accounts of the other Participants as of the last day of the Plan Year in the same manner as such Employer Contributions were initially allocated under Section 3.3. Any Additional Employer Contributions which cannot, under the limits of this
               Section 3.6, be reallocated to the Accounts of other Participants in the Plan Year shall, subject to the limits of this Section 3.6, be held in an unallocated suspense account and reallocated in the subsequent Plan Year. If the Plan is terminated, any amounts held in an unallocated suspense account not then allocated shall, to the maximum extent permitted under Section 3.6(a), be allocated among Participants in the Plan Year of termination and any amounts in excess of such limit shall be returned to the Employers.

               (d) If a Participant participates in any Related Defined Benefit Plan, the sum of the Defined Benefit Plan Fraction (as defined in Section 415(e)(2) of the Internal Revenue Code) and the Defined Contribution Plan Fraction (as defined in
          Section 415(e)(3) of the Internal Revenue Code) for such
          Participant shall not exceed 1.0 (called the "Combined
          Fraction"). If the Combined Fraction of such Participant exceeds 1.0, the Participant's Defined Benefit Plan Fraction shall be reduced by limiting the Participant's annual benefits payable from the Related Defined Benefit Plan in which he participates to the extent necessary to reduce the Combined Fraction of such Participant to 1.0, and to the extent the Combined Fraction continues to exceed 1.0, by reducing the Participant's Maximum Annual Additions to the extent necessary to reduce the Combined Fraction to 1.0.

                                   SECTION IV

                                   Trust Fund

          4.1 Trust Fund. All assets held under the Plan shall be held in the Trust Fund pursuant to the terms and provisions of the Trust Agreement, and shall be invested primarily in shares of common stock of the Company. The Trustee is specifically authorized to invest up to 100% of the assets of the Trust Fund in shares of common stock of the Company. The Trustee may, at its discretion, retain in cash an amount equal to the value of fractional shares allocable to Participants entitled to receive an immediate distribution from the Plan and amounts permitted to be so held pursuant to Section 4.9 hereof.

          4.2 Determination of Increase or Decrease in Net Worth of the Trust Fund. As of each Valuation Date the Trustee shall determine the fair market value of the Trust and give written notice thereof to the Committee. The Trustee's determination of fair market value shall be final and conclusive on all persons. The net income thus derived from the Trust shall be accumulated and shall from time to time be invested as a part of the Trust Fund. As of each Valuation Date, the Committee shall determine the Trust Fund's net income, gains or losses since immediately preceding Valuation Date, and shall proportionately allocate such net income, gains or losses among (a) the sum of all Participants' Accounts, and (b) the sum of amounts held in a suspense account under Section 3.6(c), all valued as of the immediately preceding Valuation Date. Thereafter, the Committee shall credit (or charge) each Account of a Participant with such allocated net income, gains or losses by multiplying such allocated net income, gains or losses by a fraction, the numerator of which is the balance of such Participant's Account, reduced by the amount of any distributions therefrom, as of the immediately preceding Valuation Date, and the denominator of which is the total value of all Participants' Accounts, reduced by the amount of any distributions therefrom, as of the immediately preceding Valuation Date.

          4.3 Statement of Accounts. As soon as practicable after the last day of each Plan Year, the Committee shall deliver to each Participant a statement of his Account.

          4.4 Participant Rights. Each Participant shall have the right to direct the Committee with respect to shares (and fractional shares) of stock of the Company allocated to his Account as to the manner of voting such shares (and fractional shares) and such other rights (including, but not limited to the right to sell or retain such shares in extraordinary instances involving an unusual price and terms and conditions for shares of common stock of the Company such as a tender offer) as the Participant would be entitled to exercise if the Participant were the shareholder of record for such shares as provided in Section 7.8(c). In the event that a Participant shall fail to direct the Committee as to the manner of voting shares of stock allocated to the Participant's Account or as to the exercise of other rights in respect of such shares, the Committee shall direct the Trustee not to vote such shares or exercise such rights. The Company shall notify each Participant of his rights (and the Committee of the Participants' rights), as described under this Section 4.4, a reasonable period prior to the date on which such rights must be exercised (not less than 30 days prior to such date unless a lesser period, in the opinion of counsel for the Company, is permitted, considering applicable law and provisions with respect to shareholders of the Company generally under the Company's by-laws) and provide each Participant with all information with respect to such rights that a shareholder of record would receive.

          4.5 Participant's Interest in the Trust Fund. The Participant's interest in the Trust Fund shall include all assets of the Trust Fund allocated to the Participant's Account and any dividends or other distributions made in respect thereto. All assets allocated to the Participant's Account and all dividends or distributions received in respect of assets held in the Participant's Account shall be invested and reinvested in shares of common stock of the Company.

          4.6 Expenses of the Trust Fund. Effective for periods before January 1, 1990, all expenses of the Plan and of the Trust ("Expenses") of whatever kind including, but not limited to, administrative and legal expenses, shall be paid by the Company and shall in no event be paid with any assets of the Trust Fund. Effective on or after January 1, 1990, Expenses shall be paid by the Trust from Forfeitures in accordance with Section 10.7 to the extent not paid by an Employer.

          4.7 Separate Accounting For Contributions. Separate Accounts shall be maintained for each Participant as described in Section l.l hereof.

          4.8 Correction of Error. In the event of any error, including but not limited to an error in the adjustment of a Participant's Accounts, an error in including or excluding persons as Participants, or otherwise, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required or such adjustment as the Committee in its sole discretion shall determine to be equitable, in order to make such correction either to or against unclaimed amounts in accordance with Section 10.7 or to or against income and expenses of the Plan for the Plan Year in which the correction is made, or in the discretion of the Company, by Additional Employer Contributions to the Plan.

          4.9 Distribution Fund. Any of the provisions herein to the contrary notwithstanding, the Committee shall have the authority to direct the Trustee to transfer amounts currently distributable in cash to Participants who have had a Termination of Service to a distribution fund (the "Distribution Fund") during the calendar quarter next following the calendar quarter within which such amounts became distributable occurred. The Distribution Fund shall be held
     (a) in a checking account of the Trustee in the name of the Trust with the Trustee's banking department, and (b) in short term liquid investments, in such types of investments or pooled, common, commingled or collective trust funds, including those of the Trustee, as the Committee may from time to time authorize the Trustee to invest in such respective amounts and proportions and in such manner as the Committee shall from time to time determine. The Committee may authorize one or more of its members, or their designees, to sign, manually, or by facsimile signature, any and all checks, drafts, and orders, including orders or directions in informal or letter form, against any funds in the Distribution Fund and the Trustee is authorized to honor any and all checks, drafts and orders so signed. Income, gains, losses and expenses of the Distribution Fund as of the last day of each calendar quarter (to the extent not paid by an Employer), shall be determined separately. Any net income of the Distribution Fund shall be added to the net income of the Trust Fund for such calendar quarter and any net losses of the Distribution Fund for a Plan Year shall be paid by the Company. Checks for amounts transferred to the Distribution Fund, shall be written and sent to each Participant within 90 days after such amount has been transferred to the Distribution Fund.

          4.10 Diversification. Within 90 days after the last Valuation Date within the Qualified Election Period, a Qualified Participant may make a diversification election with respect to the Specified Portion of his Accounts. The specified portion of a Participant's Accounts which he elects to diversify shall be distributed to the Participant within 90 days after the Qualified Election Period. Distributions shall be made in accordance with this Section 4.10 not withstanding the requirement that employer securities be held in the Plan for 84 months after the date of acquisition by the Plan. As used herein, the following terms shall have the meanings indicated:

               (a) "Qualified Election Period" means the 6-Plan Year period beginning with the later of:

                    (1) the first Plan Year in which the individual first becomes a Qualified Participant, or

                    (2)  the first Plan Year beginning after December 31,
               1986.

               (b) "Qualified Participant" means any Participant who has completed at least ten years of participation in the Plan and has attained age 55.

               (c) "Specified Portion" means 25 percent of the shares of common stock of McDonald's corporation acquired by the Plan after December 31, 1986; provided that the Participant's Specified Portion shall be zero unless the value of such common stock of McDonald's Corporation is equal to or more than $500. In a Participant's sixth Qualified Election Period, the preceding sentence shall be applied by substituting "50 percent" for "25 percent". The amount which shall be subject to a diversification election shall equal (A)(i) 25 percent and 50 percent, as applicable, be multiplied by (ii) the sum of (a) the value of the common stock of McDonald's Corporation credited to the Participant's Accounts plus (b) the amounts previously distributed pursuant to this Section 4.10 and Section 5.4 reduced by (B) the amounts previously distributed pursuant to this
          Section 4.10.

          The foregoing provisions shall apply only to the extent that a Participant is not otherwise eligible to elect to receive distributions of amounts eligible to be distributed hereunder in accordance with Section 5.4 during a Qualified Election Period.


                                   SECTION V

                            Distribution of Benefits

          5.1 Payment of Benefits in General. A Participant's benefits under this Plan shall be payable in accordance with the provisions of this Article.

               (a) If a Participant has a Termination of Service due to retirement on or after his Benefits Retirement Date, Total and Permanent Disability, or for any other reason other than death, the Participant's Accrued Benefit shall be payable in a lump sum in accordance with and subject to the limitations of Section 5.2.

               (b) If a Participant dies, his Accrued Benefit shall be payable to his surviving spouse if he was married at the time of his death, or to his other Beneficiary or Beneficiaries if he was not married at the time of his death or to the extent he is permitted to name a Beneficiary other than his surviving spouse in a lump sum in accordance with and subject to the limitations of Section 5.3.

               (c) A Participant may elect to receive an in-service distribution of his Accrued Benefit in accordance with and subject to the limitations of Section 5.4.

               (d) If a Participant is otherwise entitled to a distribution due to retirement on or after Benefits Retirement Date, Total and Permanent Disability, death or other Termination of Service, the Committee may require the immediate distribution of small vested Accrued Benefits in accordance with and subject to the limitations of Section 5.9, notwithstanding the provisions of Sections 5.2, and 5.3.

          5.2 Distributions of Participant's Accounts. If the value of a Participant's Considered Accounts is not greater than $3,500 on the Valuation Date immediately following his Termination of Service, within a reasonable time after such Valuation Date, the Participant's Accounts shall be distributed to the Participant; and within a reasonable time after the date on which the Company makes its contribution to the Trust for the Plan Year in which the Participant has a Termination of Service, the Participant shall receive a distribution of any amount credited after the initial distribution to his Accounts for such Plan Year. If the value of a Participant's Considered Accounts is greater than $3,500 on the Valuation Date immediately following his Termination of Service, the Participant's Accounts shall be distributed at an administratively convenient time (but not later than April 1) in the year following the later of the year in which the Participant attains age 70-1/2 or has a Termination of Service, unless such Participant elects in writing to receive a lump sum distribution at an earlier date.

          The term, "Considered Accounts" as used in this Section 5.2 shall have the following meaning:

               (a) Effective before July 1, 1993, the Participant's Accounts under the Plan; and

               (b) Effective on and after July 1, 1993, the sum of (1) the Participant's Accounts under the Plan on the date valued for distribution and (2) his vested Net Balance Account under the Profit Sharing Program.

          5.3  Death of Participant.

               (a) Form of Payment. If a Participant dies before the Participant's Accounts have been paid from the Plan, distribution shall be made as follows:

                    (1) If the Participant has a surviving spouse, the Trustee shall distribute the Participant's Accounts to the Participant's surviving spouse as the Participant's Beneficiary in accordance with Section 5.3(b) unless the Participant has named another Beneficiary, the Participant's spouse has consented in accordance with Section 5.8.

                    (2) If the Participant does not have a surviving spouse or if the Participant, with his spouse's consent in accordance with Section 5.8, has named another Beneficiary, the Trustee shall distribute the Participant's Accounts in accordance with Section 5.3(a)(3) to the Beneficiary named by the Participant in accordance with Section 5.3(b).

                    (3) The Participant's Accounts shall be distributed within a reasonable time after the Valuation Date following the Participant's death in a lump sum except as provided in
               Section 5.7, and any amount credited after the initial distribution to the Participant's Accounts for the Plan Year will also be so distributed within a reasonable time after the date on which the Company makes its contribution to the Trust for the Plan Year within which the Participant dies.

               (b) Beneficiary Designation. Subject to Section 5.3(a), the Participant may change his designation of Beneficiary from time to time by filing a new Beneficiary designation form with the Committee. No designation of Beneficiary or change in designation of Beneficiary shall be effective until filed with the Committee. Except as provided in Section 5.3(a)(1), if a Participant shall fail to file a valid Beneficiary designation form, or if all persons designated on the Beneficiary designation form predecease the Participant, the Trustee shall distribute such Participant's Accounts in a lump sum to the following persons, in the following order of precedence:

                    (1)  His surviving spouse;

                    (2) Those persons designated by the Participant to receive his death benefits under the Group Life Insurance Program of the Employer or, in the absence of such designation, under the Profit Sharing Plan portion of the McDonald's Corporation Profit Sharing Program;

                    (3)  The person or entity who receives the
               Participant's McDonald's group term life insurance benefits whether or not designated as beneficiary by the Participant;

                    (4) Lawful descendants including adopted children, per stirpes;

                    (5) Parents in equal shares, or (if only one parent survives him) his surviving parent;

                    (6)  Lawful descendants of his parents, per stirpes;
               and

                    (7)  His estate.

               (c) Period of Distribution to Beneficiary. Notwithstanding any other provisions of this Plan or any elections made by a Participant or Beneficiary, the Participant's Accrued Benefit shall be distributed within five (5) years of the Participant's death.

          5.4 Participant Withdrawals. A Participant may, on a form at such time and in such manner as the Committee shall prescribe, elect to have distributed to him in shares of common stock of the Company, the shares which have been allocated to his Account for eighty-four
     (84) months following the month in which such shares were allocated to his Account, provided that such withdrawals shall consist of whole shares.

          5.5 Form of Distributions. The form of distribution to a Participant or Beneficiary shall be as follows:

               (a)  Effective before January 1, 1993:

                    (1) If the distribution would be five (5) or more shares of common stock of the Company, the distribution shall be in the form of shares of common stock of the Company unless the Participant or Beneficiary elects to receive payment in cash.

                    (2) If the distribution would be fewer than five (5) shares of common stock of the Company, the distribution shall be in the form of cash, unless the Participant or Beneficiary elects to receive payment in the form of shares of common stock of the Company.

               (b)  Effective on or after January 1, 1993:

                    (1) If amount to be distributed from the Participant's Account has a value of $1500 or more, the distribution shall be in the form of shares of common stock of the Company unless the Participant or Beneficiary elects to receive payment in cash.

                    (2) If the amount to be distributed has a value of less than $1500, the distribution shall be in the form of cash, unless the Participant or Beneficiary elects to receive payment in the form of shares of common stock of the Company.

          A Participant or Beneficiary may exercise his right to elect the form of distribution by filing a written election with the Committee on forms approved by the Committee at the time and in a manner prescribed by the Committee on or before the date of distribution.

          If a Participant or Beneficiary receives a cash distribution, the value of his Account shall be determined as of the last day preceding the date of distribution.

          If a Participant's interest in his Account is distributable and includes a fractional share, the fractional share shall be distributed to the Participant in cash.

          5.6 Incompetency, Distribution of Benefits. In the event a Participant or Beneficiary is declared an incompetent or is a minor, and a conservator, guardian or other person legally charged with his care is appointed, any benefits to which such Participant or Beneficiary is entitled shall be distributable to such conservator, guardian or other person legally charged with his care.

          If a Participant or Beneficiary is incompetent, a minor or in the opinion of the Committee, would fail to derive benefit from distribution of his Account and, if a conservator, guardian or other person legally charged for his care has not been appointed, the Committee, in its sole and exclusive discretion, may (a) require the appointment of a conservator or guardian, (b) distribute the Participant's Account to relatives of the Participant or Beneficiary for the benefit of the Participant or Beneficiary, or (c) distribute such Account directly to or for the benefit of the Participant or Beneficiary.

          The decision of the Committee in such matters shall be final, binding and conclusive upon the Employer and the Trustee and upon each Employee, Participant, Beneficiary and every other person or party interested or concerned, and neither the Employer, the Committee nor the Trustee shall be under any duty to see to the proper application of such distributions made to a Participant or Beneficiary, or conservator, guardian or relatives of a Participant or Beneficiary.

          5.7 Deduction of Taxes from Amounts Payable. The Trustee may deduct from the amount to be distributed such amount as the Trustee, in its sole discretion, deems proper to protect the Plan Administrator, Trustee and the Trust against liability for the payment of death, succession, inheritance, income, or other taxes, and out of the money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary or the deceased Participant's estate, as the case may be.

          5.8 Spousal Consent to Waiver. A valid spousal consent to the Participant's naming of a Beneficiary other than his spouse shall be:

               (a)  in a writing acknowledging the effect of the consent;

               (b)  witnessed by a notary public; and

               (c) effective only for the spouse who exercises the consent;

     provided that notwithstanding the provisions of this Section V, the consent of a Participant's spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

          5.9 Latest Time of Distribution. Any provision herein to the contrary notwithstanding, distribution shall be made to a Participant not later than sixty (60) days after the latest of the close of the Plan Year in which (a) occurs the Participant's Benefits Retirement Date, (b) the Participant has a Termination of Service, and (c) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; provided that, all of a Participant's Accounts shall be distributed not later than the Participant's Required Beginning Date and further provided that, a Participant, who is entitled to receive a distribution pursuant to Section V, must submit a claim for benefits before any distribution will be made hereunder.

          5.10 Direct Rollovers. This Section 10.5 applies to distributions made on or after January 1, 1993.

               (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 5.10, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; subject to such reasonable administrative requirements as the Committee may from time to time establish which may include, but shall not be limited to, requirements consistent with Treasury Regulations and other guidance issued by the Internal Revenue Service permitting de minimis standards for amounts eligible to be rolled over or paid partly to the Participant and partly rolled over. A Participant may make an election pursuant to this Section 5.10 only after the Distributee has met otherwise applicable requirements for receipt of a distribution under the Plan, including but not limited to any applicable requirements that the Participant's spouse or (pursuant to a Qualified Domestic Relations Order as defined in Section 10.5) former spouse consent to the Participant's waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity.

          If a Participant or Beneficiary elects to receive a Direct Rollover, such distribution may be made or commence to be made less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                    (A) the Committee shall clearly inform the Participant or Beneficiary that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                    (B) the Participant or Beneficiary after receiving the notice affirmatively elects a distribution.

               (b) In the absence of the adoption by the Committee of any requirements to the contrary, the following shall apply:

                    (A) A Distributee whose Eligible Rollover Distribution is less than $200 upon the Valuation Date immediately preceding the date of distribution shall not be permitted to elect to have all or any portion of the distribution made in the form of a Direct Rollover.

                    (B) A Distributee who elects a Direct Rollover in an amount equal to at least $500 may also elect to have the remaining portion of his distribution paid to the Distributee.

                    (C) A Distributee shall be permitted to divide an Eligible Rollover Distribution into separate distributions to be paid to two or more Eligible Retirement Plans in two or more Direct Rollovers.

                    (D) A Distributee's election to make or not to make a Direct Rollover with respect to a payment in a series of periodic payments shall apply to all subsequent payments in the series until the Distributee changes his election.

                    (E) If a Distributee, who has been notified as to the availability of the Direct Rollover option, fails to elect a Direct Rollover with respect to an Eligible Rollover Distribution, such Distributee shall be deemed to have elected not to make a Direct Rollover.

               (c) As used in this Section 5.10, the following terms shall have the following meanings:

                    (A) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 5.2; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                    (B) "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal
               Revenue Code, or a qualified trust described in Section
               401(a) of the Internal Revenue Code, that accepts the Distributee's Eligible Rollover Distributions. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse or surviving former spouse who is a Distributee pursuant to a Qualified Domestic
               Relations Order, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                    (C) "Distributee" means a Participant. In addition, a Participant's surviving spouse and a former spouse who is the alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of such spouse or former spouse.

                    (D) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   SECTION VI

                            Subsidiary Participation

          6.1 Adoption of Plan and Trust by a Subsidiary. Any Subsidiary of the Company may, with the approval of the Board of Directors and under such terms and conditions as the Board of Directors may prescribe, adopt the Plan and Trust by resolution of its own board of directors.

         6.2 Withdrawal from Plan by Participating Employer. While it is not the present intention of any Employer to withdraw from the Plan, any Employer other than the Company shall have the right, at any time, to withdraw from the Plan and Trust by delivering to the Committee and the Trustee written notice of its election to so withdraw.

          Upon receipt of such notice by the Committee, the Accounts of Participants employed by the withdrawing Employer as of the date of withdrawal shall thereafter be distributable in shares of common stock of the Company by the Trustee at the discretion of the Committee at such time or times as the Committee, in its sole discretion, may deem to be in the best interest of such Participants or their Beneficiaries, provided that, except as provided in Section 10.6, no distribution shall be made to a Participant with respect to shares of common stock of the Company which have been allocated to the Participant's Account for less than eighty-four (84) months following the month in which such shares were allocated to the Participant's Account, unless the Participant shall have a separation from service as defined in Section 409(d) of the Internal Revenue Code.

                                  SECTION VII

                           Administration of the Plan

          7.1 Appointment of Trustee. The Board of Directors shall have the power to remove the Trustee, with or without cause, upon thirty
     (30) days' written notice to the Trustee unless the Trustee agrees to a shorter period, and to appoint a successor to a Trustee which has resigned or been removed, and, with the consent of the Trustee or Trustees, to appoint a co-Trustee or co-Trustees.

          The appointment of a successor Trustee or co-Trustee shall become effective upon acceptance in writing of such appointment by the successor Trustee or co-Trustee. The successor Trustee or co-Trustee may be either a corporate Trustee or an individual Trustee, and the successor Trustee or co-Trustee shall have no liability for anything done or omitted to be done by the former Trustee or co-Trustee prior to the appointment of the successor Trustee or co-Trustee. Each successor Trustee appointed to and accepting a Trusteeship hereunder shall have all the rights, title, powers, duties, exemptions and limitations of the original Trustee.

          7.2 Appointment of Committee; Tenure in Office. The Committee, which shall be the Administrator of the Plan, unless the Committee shall appoint an Employee to act as Plan Administrator, shall consist of not less than five (5) members who shall be appointed by the Board of Directors. The Board of Directors shall have power to determine the period during which any Committee member shall serve and, in its discretion, may remove any member of the Committee at any time without assigning any reason therefor. Upon a vacancy occurring upon the death, resignation or removal by the Board of Directors of any member of the Committee, a successor shall be appointed by the Board of Directors within ninety (90) days after such event. Until a vacancy in the Committee is filled by the Board of Directors the remaining members of the Committee shall continue to act as the Committee. The Board of Directors shall certify to the Trustee the names of the members of the Committee and, thereafter, any change in its membership.

          7.3 Named Fiduciaries. The Company, the Board of Directors, the Committee and every employee of the Company, its subsidiaries or affiliates who becomes a fiduciary by virtue of the delegation of duties, responsibilities and authority with respect to the administration and operation of the Plan in accordance with this
     Section 7 shall be considered "named fiduciaries" as provided in
     Section 402(a)(2) of ERISA, and accordingly afforded the protection provided for in Section 405(c)(2) of ERISA with respect to named fiduciaries.

          7.4 Delegation of Responsibilities. The Committee and the Board of Directors shall have the authority to delegate, from time to time, by instrument in writing, all or any part of its responsibilities under the Plan (including the power to delegate) to such person or persons as it may deem advisable, and in the same manner to revoke any such delegation of responsibility. Periodically, the delegate shall report to the Committee or Board of Directors concerning the discharge of the delegated responsibilities. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee or the Board of Directors. Neither the Committee, the Board of Directors nor any of their members shall be liable for the acts or omissions of such delegate except as otherwise required by federal law.

          7.5 Committee Action by Majority - Authorization of Members to Execute Documents. The Committee may act at a meeting (including a telephonic meeting) by the consent of a majority of its members or without a meeting by the unanimous written consent of its members.

          No member of the Committee shall vote or decide upon any matter relating solely to himself or to his specific rights or benefits under the Plan.

          The Committee may authorize any of its members to execute on its behalf any document which reflects an action or decision of the Committee and the Committee shall notify the Trustee in writing of the names of its members so authorized. Until the Committee revokes or alters such authorization by a written notice to the Trustee, the Trustee may accept and rely upon any document executed by such members as reflecting action by the Committee.

          7.6 Secretary. The Committee shall appoint a Secretary (who may, but need not be a member of the Committee) to keep records of the acts and resolutions of the Committee. The Secretary may also perform such other duties which may, from time to time, be delegated to him in writing by the Committee.

          7.7 Member as Participant. A member of the Committee who is also a Participant or a Beneficiary shall receive any benefit to which he may be entitled as a Participant or Beneficiary in the Plan so long as such benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

          7.8 Committee Powers and Duties. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including but not by way of limitation, the following:

               (a) To construe and interpret the Plan and to decide all questions concerning the eligibility for participation and relating to the amount and manner of distribution of benefits hereunder;

               (b) To receive from the Company and Employer and/or have prepared by the Company and Employer such records and information as shall be necessary for the proper administration of the Plan;

               (c) To receive each Participant's directions to the Trustee with respect to the Participant's rights described under Section 4.4, to aggregate all Participant directions (including to the extent possible, Participant directions with respect to fractional shares) and to communicate to the Trustee all such Participant directions;

               (d) To have prepared and furnished to Participants and/or Beneficiaries all information required under federal law or provisions of this Plan to be furnished to them;

               (e) To have prepared and filed or published with the Department of Labor or the Department of Treasury or other governmental agency all reports and other information required under federal law;

               (f) To have maintained records of the Trust Fund with respect to the Accounts of Participants;

               (g) To review and monitor the performance of the Trustee with respect to the responsibilities set forth in the Trust Agreement; and

               (h) To maintain separate accounts for Participants in accordance with Section 4.7 of the Plan.

          7.9 Rules and Decisions. The Committee may, from time to time, adopt such rules and regulations as it deems necessary or desirable which are consistent with the provisions or the purposes of the Plan. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. The Committee shall be entitled to, but need not, rely upon information furnished by a Participant or Beneficiary, a delegate, an Employer or Employee, a prior Licensee, the Trustee or the Company.

          7.10 Agents and Counsel. The Committee and its delegates shall have the authority to appoint or employ individuals to assist or to advise in the administration of the Plan and any other agent deemed advisable, including but not limited to, independent certified public accountants and legal and actuarial counsel, who may but need not be the accountants or the legal or the actuarial counsel of the Company.

          7.11 Authorization of Benefit Distribution. The Committee shall issue directions to the Trustee concerning all distributions to be made from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with the Plan.

          7.12 Claims Procedure.

               (a) Each Participant or Beneficiary (for purposes of this Section called a "Claimant") may submit his claim for benefits to the Plan Administrator in writing in such form as is permitted by the Committee. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits, prior to his filing a claim for benefits and exhausting his rights to review in accordance with this Section.

               When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, and such notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A Claimant shall be given a written notice in which he shall be advised as to whether the claim is granted or denied, in whole or in part.
          If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and
          (4) the Claimant's rights to seek review of the denial.

               (b) If a claim is denied, in whole or in part, the Claimant shall have the right to request that the Committee review the denial, provided that he files a written request for review with the Committee within sixty (60) days after the date on which he received written notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Committee. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall, within such initial sixty (60) day period, be given a written notification specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no rights to review and shall have no right to bring action in any court, and the denial of the claim shall become final and binding on all persons for all purposes.

          7.13 Information to be Furnished to Committee. The Company and Employers shall furnish the Committee or its delegate such data and information as the Committee may reasonably request.

          Participants and their Beneficiaries shall furnish to the Committee such evidence, data or information as the Committee or its delegate shall request.

          7.14 Fiduciary Responsibility. If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4:

               (a) in determining that the Participant's spouse has consented to the naming of a Beneficiary other than the spouse or that the consent of the Participant's spouse may not be obtained because there is no spouse, the spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to such consent, revocation or determination, the Plan and its fiduciaries shall have no further liability.

               (b) in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or, during any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), in segregating in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order, in paying the amounts segregated or held in escrow to the person entitled thereto if within 18 months the domestic relations order (or a modification thereof) is determined to be a Qualified Domestic Relations Order, in paying such amounts to the person entitled thereto if there had been no order, if within 18 months the domestic relations order is determined not to be qualified or if the issue is not resolved within 18 months and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-month period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

          7.15 Fiduciary as Participant. A fiduciary who is also a Participant or a Beneficiary shall receive any benefit to which he may be entitled as a Participant or Beneficiary in the Plan so long as such benefit is computed and paid on a basis that is consistent with the terms of the Plan as applied to all other Participants and Beneficiaries.

                                  SECTION VIII

            Amendment, Termination, Merger and Consolidation of Plan

          8.1 Amendment. The Board of Directors shall have the right, at any time and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan and the Trust Agreement (except
     Section 8.4 of the Plan, which shall not be amended except as provided therein), provided that no amendment shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries, or permit any portion of the Trust Fund to revert to or become the property of any Employer, except as may be required to obtain or retain qualification, or as permitted, under Section 401(a) of the Internal Revenue Code or to be a Plan described in Sections 301(d) and 301(e) of the Tax Reduction Act, Section 331 of the Economic Recovery Tax Act and Section 409 of the Internal Revenue Code and that no amendment shall deprive any Participant or any Beneficiary of a deceased Participant of any of the benefits or of an optional form of benefit to which he is entitled under this Plan with respect to contributions previously made, nor shall any amendment decrease any Participant's Accounts provided that no amendment made in conformance to provisions of the Internal Revenue Code or any other statute relating to employee's trusts, or any official regulations or rulings issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary. No amendment which affects the rights, duties or responsibilities of the Trust may be made without the Trustee's written consent.

          The Committee shall have the same authority with respect to the adoption of amendments to the Plan and Trust Agreement as the Board of Directors in the following circumstances:

               (a) to adopt amendments to the Plan which the Committee determines are necessary or desirable for the Plan to comply with or to obtain benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other government administrative agency or changes in such law, regulations, rulings or requirements; and

               (b) to adopt any other procedural or cosmetic amendment that the Committee determines to be necessary or desirable that does not materially change benefits to Participants or their Beneficiaries or materially increase the Employer's contributions to the Plan.

          The Committee shall provide notice of amendments adopted by the Committee to the Board of Directors on a timely basis.

          8.2 Termination of Plan By the Company. Although it is the intention of the Company that this Plan be permanent, the Company reserves the right to terminate the Plan and the Trust at any time, by delivering to the Committee, the Trustee and each Employer hereunder, written notice thereof.

          Upon termination of the Plan or permanent discontinuance of Employer Contributions to the Plan, the interest of each Participant and Beneficiary in his Accounts shall remain fully vested, but shall be subject to readjustment as provided in Section 4.2 hereof. In the event of termination of this Plan, the Board of Directors may direct that the Trustee continue the Trust for a specified period of time, or for such period of time as the Trustee, in its sole discretion, may deem to be in the best interest of the Participants or their Beneficiaries. In the absence of specific direction from the Board of Directors, the Trust assets shall be distributed by the Trustee in shares of common stock of the Company. Notwithstanding the provision of this Section, no distributions shall be made to any Participant of any assets which have been allocated to the Participant's Account for less than eighty-four (84) months following the month in which such assets were allocated to the Participant's Account, unless the Participant shall have a separation from service as defined in Section 409(d) of the Internal Revenue Code, except as otherwise permitted in
     Section 10.6.

          Upon the partial termination of the Plan, the interest of each Participant whose employment is terminated on account of (or who otherwise suffers such) partial termination shall remain fully vested. Sales of McDonald's Restaurants by the Company or another Employee will not constitute a partial termination unless such sale under all other facts and circumstances constitutes a partial termination. In the absence of specific direction from the Board of Directors, the Trust assets shall be distributed by the Trustee in shares of Company Stock.

          8.3 Merger, Consolidation, or Transfer of Assets. This Plan shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other plan, unless the benefits payable to each Participant, if the Plan were terminated immediately after such action, would be not less than the benefits which would have been payable to each such Participant if the Plan had been terminated immediately before such action.

          8.4 Put Option Requirement. If any common stock of the Company allocated to a Participant's Accounts, except the Participant's Additional Employer Contribution Account, under the Plan (the "Tax Credit Employer Security") is not publicly traded when distributed, or thereafter ceases to be publicly traded (or becomes subject to a trading limitation), the distributee shall be given an option exercisable only by the distributee (or the distributee's donees or a person, including an estate of a distributee, to whom the Tax Credit Employer Security passes by reason of the Participant's death), to put the Tax Credit Employer Security to the Company for a 15-month period beginning on the date of distribution. If such Tax Credit Employer Security ceases to be publicly traded (or becomes subject to a trading limitation) within 15 months after the distribution, the Company shall notify the Participant in writing on or before the 10th day after the date the Tax Credit Employer Security ceased to be publicly traded (or became subject to a trading limitation) that the Tax Credit Employer Security is subject to a put option to the Company for the remainder of the 15-month period (or, if such notice is given after the 10th day after the Tax Credit Employer Security ceases to be publicly traded, for a period equal to the remainder of the 15-month period plus a number of days equal to the number of days between such 10th day and the date on which such notice is actually given), and such notice shall inform the distributees of the terms of the put option. The Plan shall have the right, but not the obligation, to assume the rights and obligations of the Company with respect to the put option at the time the put option is exercised. A put option hereunder shall be exercised by the holder notifying the Company in writing that the put option is being exercised. The period during which the put option is exercisable shall be extended by the duration of any time period when a distributee is unable to exercise it because the Company is prohibited from honoring it under applicable Federal or State law. A put option shall be exercisable at a price equal to the value of the Tax Credit Employer Security determined as of the most recent Valuation Date. Payment under a put option shall not be restricted by the provisions of a loan or other arrangement, including the Company's articles of incorporation, unless so required by State law.
     Provisions for a payment under any put option shall be reasonable. Payments may be deferred only if adequate security and a reasonable rate of interest are provided and if periodic payments are made in substantially equal installments beginning within 30 days after the date the put option is exercised and extending for no more than 5 years after the put option is exercised.

          The provisions of this Section 8.4 shall not be terminated or amended except to the extent required or permitted under applicable law, Treasury Regulations and Rulings of the Internal Revenue Service.

                                   SECTION IX

                              Top Heavy Provisions

          9.1 Application. The definitions in Section 9.2 shall apply under this Section IX and the special rules in Section 9.3 shall apply, notwithstanding any other provisions of the Plan, for any Plan Year in which the Plan is a Top Heavy Plan and for such other Plan Years as may be specified herein.

          9.2 Special Top Heavy Definitions. The following special definitions shall apply under this Section IX.

               (a) "Aggregate Employer Contributions" means the sum of all Employer Contributions and Forfeitures under this Plan allocated for a Participant to the Plan and employer contributions and forfeitures allocated for the Participant to all Related Defined Contribution Plans in the Aggregation Group; provided, however, that for Plan Years beginning before January 1, 1985, employer contributions attributable to salary reduction or similar arrangement which complies with Section 401(k) of the Internal Revenue Code ("Salary Reduction Contributions") under any Related Defined Contribution Plans shall not be included in Aggregate Employer Contributions and further provided that for Plan Years which began after December 31, 1988, Salary Reduction Contributions made under any Related Plan and any employer contributions to such Plan which match Salary Reduction Contributions.

               (b) "Aggregation Group" means the group of plans in a Mandatory Aggregation Group, if any, that includes the Plan, unless inclusion of Related Plans in the Permissive Aggregation Group in the Aggregation Group would prevent the Plan from being a Top Heavy Plan, in which case "Aggregation Group" means the group of plans consisting of the Plan and each other Related Plan in a Permissive Aggregation Group with the Plan.

                    (1) "Mandatory Aggregation Group" means each plan (considering the Plan and Related Plans) that, during the Plan Year that contains the Determination Date or any of the four preceding Plan Years,

                         (A)  had a participant who was a Key Employee, or

                         (B) was necessary to be considered with a plan in which a Key Employee participated in order to enable the plan in which the Key Employee participated to meet the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code.

                    If the Plan is not described in (A) or (B) above, it
               shall not be part of a Mandatory Aggregation Group.

                    (2) "Permissive Aggregation Group" means the group of plans consisting of (A) the plans, if any, in a Mandatory Aggregation Group with the Plan, and (B) any other Related Plan, that, when considered as a part of the Aggregation Group, does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code. A Related Plan in (B) of the preceding sentence may include a simplified employee pension plan, as defined in Internal Revenue Code Section 408(k), and a collectively bargained plan, if when considered as a part of the Aggregation Group such plan does not cause the Aggregation Group to fail to satisfy the requirements of Section 401(a)(4) and Section 410 of the Internal Revenue Code considering, if the plan is a multiemployer plan as described in Internal Revenue Code
               Section 414(f) or a multiple employer plan as described in Internal Revenue Code Section 413(c), benefits under the plan only to the extent provided to employees of the employer because of service with the employer and, if the plan is a simplified employee pension plan, only the employer's contribution to the plan.

               (c) "Determination Date" means, with respect to a Plan Year, the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. If the Plan is aggregated with other plans in the Aggregation Group, the Determination Date for each other plan shall be, with respect to any Plan Year, the Determination Date for each such other plan which falls in the same calendar year as the Determination Date for the Plan.

               (d) "Key Employee" means, for the Plan Year containing the Determination Date, any person or the beneficiary of any person who is an employee or former employee of an Employer or a Commonly Controlled Entity as determined under Internal Revenue Code Section 416(i) and who, at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years (the "Measurement Period"), is a person described in paragraph (1), (2), (3) or (4), subject to paragraph (5).

                    (1) An officer of the Employer or Commonly Controlled Entity who:

                         (A) in any Measurement Period, in the case of a Plan Year beginning after December 31, 1983, is an officer during the Plan Year and has annual Compensation for the Plan Year in an amount greater than fifty percent (50%) of the amount in effect under
                    Section 415(b)(1)(A) of Internal Revenue Code for the calendar year in which such Plan Year ends ($30,000 in 1989, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue
                    Code); and

                         (B) in any Measurement Period, in the case of a Plan Year beginning on or before December 1, 1983, is an officer during the Plan Year, regardless of his Compensation (except to the extent that applicable law, regulations and rulings indicate that the compensation requirement set forth in subparagraph (A) above is applicable).

                    No more than a total of fifty (50) persons (or, if
               lesser, the greater of three (3) persons or ten percent
               (10%) of all persons or beneficiaries of persons who are employees or former employees) shall be treated as Key Employees under this paragraph (1) for any Measurement
               Period. In the case of an Employer or Commonly Controlled Entity which is not a corporation (I) in any Measurement Period, in the case of a Plan Year beginning on or before February 28, 1985 no persons shall be treated as Key
               Employees under this paragraph (1); and (II) in any Measurement Period, in the case of a Plan Year beginning after February 28, 1985, the term "officer" as used in this subsection (d) shall include administrative executives as described in Section 1.416-1(T-13) of the Treasury Regulations.

                    (2) One (1) of the ten (10) persons who, during a Plan Year in the Measurement Period:

                         (A) have annual Compensation from the Employer or a Commonly Controlled Entity for such Plan Year greater than the amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code for the calendar year in which such Plan Year ends ($30,000 for 1989 or one-fourth of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code, adjusted in subsequent years as determined in accordance with regulations prescribed by the Secretary of the Treasury or his delegate pursuant to the provisions of Section 415(d) of the Internal Revenue Code); and

                         (B) own (or are considered as owning within the meaning of Internal Revenue Code Section 318) in such Plan Year, the largest percentage interests in the Employer or a Commonly Controlled Entity, in such Plan Year, provided that no person shall be treated as a Key Employee under this paragraph unless he owns more than one-half percent (1/2%) interest in the Employer or a Commonly Controlled Entity.

                    No more than a total of ten (10) persons or
               beneficiaries of persons who are employees or former employees shall be treated as Key Employees under this paragraph (2) for any Measurement Period.

                    (3) A person who, for a Plan Year in the Measurement Period, is a more than five percent (5%) owner (or is considered as owning more than five percent (5%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity.

                    (4) A person who, for a Plan Year in the Measurement Period, is a more than one percent (1%) owner (or is considered as owning more than one percent (1%) within the meaning of Internal Revenue Code Section 318) of the Employer or a Commonly Controlled Entity and has an annual Compensation for such Plan Year from the Employer and Commonly Controlled Entities of more than $150,000.

                    (5) If the number of persons who meet the requirements to be treated as Key Employees under paragraph (1) or (2) exceed the limitation on the number of Key Employees to be counted under paragraph (1) or (2), those persons with the highest annual Compensation in a Plan Year in the Measurement Period for which the requirements are met and who are within the limitation on the number of Key Employees will be treated as Key Employees.

                    If the requirements of paragraph (1) or (2) are met by
               a person in more than one (1) Plan Year in the Measurement Period, each person will be counted only once under paragraph (1) or (2):

                         (A) under paragraph (1), the Plan Year in the Measurement Period in which a person who was an officer and had the highest annual Compensation shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence;

                         (B) under paragraph (2), the Plan Year in the Measurement Period in which the ownership percentage interest is the greatest shall be used to determine whether the person will be treated as a Key Employee under the preceding sentence.

                    Notwithstanding the above provisions of paragraph (5),
               a person may be counted in determining the limitation under both paragraphs (1) and (2). In determining the sum of the Present Value of Accrued Benefits for Key Employees under subsection (h) of this Section, the Present Value of Accrued Benefits for any person shall be counted only once.

               (e) "Non-Key Employee" means (i) a person or the beneficiary of a person with an account balance in the Plan or an account balance or accrued benefit in any Related Plan in the Aggregation Group or (ii) an employee, a former employee or the beneficiary of such person who has received a distribution during the Measurement Period and (iii) who during the Measurement Period is not a Key Employee.

               (f) "Present Value of Accrued Benefits" means, for any Plan Year, an amount equal to the sum of (1), (2) and (3) for each person who, in the Plan Year containing the Determination Date, was a Key Employee or a Non-Key Employee and, further provided that the accrued benefit of any Non-Key Employee shall be determined under the method which is used for accrual purposes for all Related Defined Benefit Plans or, if no single accrual method is used in all such plans, such accrued benefit shall be determined as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Internal Revenue Code.

                    (1) Subject to (4) below, the value of a person's Accounts under the Plan and each Related Defined Contribution Plan in the Aggregation Group, determined as of the valuation date coincident with or immediately preceding the Determination Date, adjusted for contributions due as of the Determination Date, as follows:

                         (A) in the case of a plan not subject to the minimum funding requirements of Section 412 of the Internal Revenue Code, by including the amount of any contributions actually made after the valuation date but on or before the Determination Date, and, in the first plan year of a plan, by including contributions made after the Determination Date that are allocated as of a date in that first plan year; and

                         (B) in the case of a plan that is subject to the minimum funding requirements, by including the amount of any contributions that would be allocated as of a date not later than the Determination Date, plus adjustments to those amounts as required under applicable rulings, even though those amounts are not yet required to be contributed or allocated (e.g., because they have been waived) and by including the amount of any contributions actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in
                    Section 412(c)(10) of the Internal Revenue Code.

                    (2) Subject to (4) below, the sum of the actuarial present values of a person's accrued benefits under each Related Defined Benefit Plan in the Aggregation Group, expressed as a benefit commencing at normal retirement date (or the person's attained age, if later) determined based on the following actuarial assumptions:

                         (A)  Interest rate 5%; and

                         (B)  Post Retirement Mortality: 1984 Unisex
                    Pension Table;

               and determined in accordance with Internal Revenue Code
               Section 416(g), provided, however, that if a defined benefit plan in the Aggregation Group provides for different or additional actuarial assumptions to be used in determining the present value of accrued benefits thereunder for the purpose of determining the top heavy status thereof, then such different or additional actuarial assumptions shall apply with respect to each defined benefit plan in the Aggregation Group.

                    The present value of an accrued benefit for any person
               who is employed by an employer maintaining a plan on the Determination Date is determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date, provided however that:

                         (C) for the first plan year of the plan, the present value for an employee is determined as if the employee had a Termination of Service (1) on the Determination Date or (2) on such valuation date but taking into account the estimated accrued benefit as of the Determination Date; and

                         (D) for the second and subsequent plan years of the plan, the accrued benefit taken into account for an employee is not less than the accrued benefit taken into account for the first plan year unless the difference is attributable to using an estimate of the accrued benefit as of the Determination Date for the first plan year and using the actual accrued benefit as of the Determination Date for the second plan year.

                    For purposes of this paragraph (2), the valuation date
               is the valuation date used by the plan for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

                    If the plan provides for a nonproportional subsidy as
               described in Treasury Regulations Section 1.416-1 (T-27), the present value of accrued benefits shall be determined taking into account the value of nonproportional subsidized early retirement benefits and nonproportional subsidized benefit options.

                    (3) Subject to (4) below, the aggregate value of amounts distributed during the plan year that includes the Determination Date or any of the four preceding plan years including amounts distributed under a terminated plan which, if it had not been terminated, would have been in the Aggregation Group.

                    (4) The following rules shall apply in determining the Present Value of Accrued Benefits:

                         (A) Amounts attributable to qualified voluntary employee contributions, as defined in Section 219(e) of the Internal Revenue Code, shall be excluded.

                         (B) In computing the Present Value of Accrued Benefits with respect to rollovers or plan-to-plan transfers, the following rules shall be applied to determine whether amounts which have been distributed during the five (5) year period ending on the Determination Date from or accepted into this Plan or any plan in the Aggregation Group shall be included in determining the Present Value of Accrued Benefits:

                              (i)   Unrelated Transfers accepted into the
                         Plan or any plan in the Aggregation Group after December 31, 1983 shall not be included.

                              (ii)  Unrelated Transfers accepted on or
                         before December 31, 1983 and all Related Transfers accepted at any time into the Plan or any plan in the Aggregation Group shall be included.

                              (iii) Unrelated Transfers made from the Plan
                         or any plan in the Aggregation Group shall be included.

                              (iv) Related Transfers made from the Plan or any plan in the Aggregation Group shall not be included by the transferor plan (but shall be counted by the accepting plan).

                    The accrued benefit of any individual who has not
               received any Compensation from an Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date shall be excluded in computing the Present Value of Accrued Benefits.

               (g) "Related Transfer" means a rollover or a plan-to-plan transfer which is either not initiated by the Employee or is made between plans each of which is maintained by a Commonly
          Controlled Entity.

               (h) A "Top Heavy Aggregation Group" means an Aggregation Group in any Plan Year for which, as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group; provided that, for purposes of determining the sum of Present Value of Accrued Benefits for all employees, former Key Employees who have not performed any services for an Employer or a Commonly Controlled Entity in the Plan Year containing the Determination Date at the preceding four Plan Years shall be excluded entirely from the calculation of the Present Value of Accrued Benefits for the Plan Year that contains the Determination Date. For purposes of applying the special rules herein with respect to a Super Top Heavy Plan, a Top Heavy Aggregation Group will also constitute a "Super Top Heavy Aggregation Group" if in any Plan Year as of the Determination Date, the sum of the Present Value of Accrued Benefits for Key Employees under all plans in the Aggregation Group exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits for all employees under all plans in the Aggregation Group.

               (i) "Top Heavy Plan" means the Plan in any Plan Year in which it is a member of a Top Heavy Aggregation Group, including a Top Heavy Aggregation Group consisting solely of the Plan. For purposes of applying the rules herein with respect to a Super Top Heavy Plan, a Top Heavy Plan will also constitute a "Super Top Heavy Plan" if the Plan in any Plan Year is a member of a Super Top Heavy Aggregation Group, including a Super Top Heavy Aggregation Group consisting solely of the Plan.

               (j) "Unrelated Transfer" means a rollover or a plan-to-plan transfer which is both initiated by the Employee and (a) made from a plan maintained by a Commonly Controlled Entity to a plan maintained by an employer which is not a Commonly Controlled Entity or (b) made to a plan maintained by a Commonly Controlled Entity from a plan maintained by an employer which is not a Commonly Controlled Entity.

          9.3 Special Top Heavy Provisions. For each Plan Year in which the Plan is a Top Heavy Plan, the following rules shall apply, except that the special provisions of this Section 9.3 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective-bargaining agreement between employee representatives and one or more employees if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and the Employer or Employers:

               (a)  Minimum Employer Contributions.

                    (1) For any Plan Year in which the Plan is a Top Heavy Plan, the Employers shall make additional Employer Contributions to the Plan as necessary for each Participant who is employed on the last day of the Plan Year and who is a Non-Key Employee to bring the amount of his Aggregate Employer Contributions for the Plan Year up to at least three percent (3%) of his Compensation, or if the Plan is not required to be included in an aggregation group in order to permit a defined benefit plan in the aggregation group to satisfy the requirements of Section 401(a)(4) or Section 410 of the Internal Revenue Code, such lesser amount as is equal to the largest percentage of a Key Employee's Compensation (as limited in accordance with Section 9.3(c)) allocated to the Key Employee as Aggregate Employer Contributions.

                    (2) For purposes of determining whether a Non-Key Employee is a Participant entitled to have minimum Employer Contributions made on his behalf, a Non-Key Employee will be treated as a Participant even if he is not otherwise a Participant (or accrues no benefit) under the Plan because:

                         (A)  he has failed to complete the requisite
                    number of hours of service (if any) after becoming a Participant in the Plan,

                         (B) he is excluded from participation in the Plan (or accrues no benefit) merely because his compensation is less than a stated amount, or

                         (C) he is excluded from participation in the Plan (or accrues no benefit) merely because of a failure to make mandatory employee contributions or, if the Plan is a Plan described in Section 401(k) of the Internal Revenue Code, because of a failure to make elective 401(k) contributions.

               (b) Vesting. For each Plan Year in which the Plan is a Top Heavy Plan and for each Plan Year thereafter, the vested right of each Participant who has an Hour of Service after the Plan becomes a Top Heavy Plan to a percentage of his Accrued Benefit to the extent the Accrued Benefit had not been forfeited prior to the Plan's becoming a Top Heavy Plan shall remain fully vested and nonforfeitable.

               (c)  Top Heavy Limitations.

                    (1) In computing the limitations under Section 3.6 hereof, if the Plan is a Top Heavy Plan and is not a Super Top Heavy Plan, the special rules of Section 416(h) of the Internal Revenue Code shall be applied in accordance with applicable regulations and rulings so that

                         (A) in determining the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and

                         (B)  in determining the numerator of the
                    transition fraction described in Section 415(e)(6)(B) of the Internal Revenue Code by substituting $41,500 for $51,875,

                    unless the special requirements of Section 416(h)(2) of
               the Internal Revenue Code have been satisfied.

                    (2) In computing the limitations under Section 3.6 hereof, if the Plan is a Super Top Heavy Plan, the special rules of Section 416(h) of the Code shall be applied in accordance with applicable regulations and rulings so that

                         (A) in determining the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, at each place at which "1.25" would have been used, "1.00" shall be substituted and

                         (B)  in determining the numerator of the
                    transitional fraction described in Section 415(e)(6)(B) of the Internal Revenue Code $41,500 shall be substituted for $51,875.

               (d) Transition Rule for a Top Heavy Plan. Notwithstanding the provisions of Section 9.3(c), for each Plan Year in which the Plan is a Top Heavy Plan and in which the Plan does not meet the special requirements of Section 416(h)(2) of the Internal Revenue Code in order to use 1.25 in the denominator of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Top Heavy Plans and if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Top Heavy Plans, a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Top Heavy Plans until the Participant's Combined Fraction is not greater than 1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Top Heavy Plan and the Plan does not meet the special requirements of Section 416(h)(2) of the Internal Revenue Code in order to use 1.25 in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, until such time as the Participant's Combined Fraction is not greater than 1.00.

               (e)  Transition Rule for a Super Top Heavy Plan.
          Notwithstanding the provisions of Sections 9.3(c) and 9.3(d), for each Plan Year in which the Plan is a Super Top Heavy Plan, (1) if an Employee was a participant in one or more defined benefit plans and in one or more defined contribution plans maintained by the employer before the plans became Super Top Heavy Plans, and
          (2) if such Participant's Combined Fraction exceeds 1.00 because of accruals and additions that were made before the plans became Super Top Heavy Plans and if immediately before the plans became Super Top Heavy Plans the Combined Fraction as then computed did not exceed 1.00, then a factor equal to the lesser of 1.25 or such lesser amount (but not less than 1.00) as shall be needed to make the Employee's Combined Fraction equal to 1.00 shall be used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction if there are no further accruals or annual additions under any Super Top Heavy Plans until the Participant's Combined Fraction is not greater than
          1.00 when a factor of 1.00 is used in the denominators of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction. Any provisions herein to the contrary notwithstanding, if the Plan is a Super Top Heavy Plan, there shall be no further Annual Additions for a Participant whose Combined Fraction is greater than 1.00 when a factor of 1.00 is used in the denominator of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction until the Participant's Combined
          Fraction is not greater than 1.00.

               (f) Terminated Plan. If the Plan becomes a Top Heavy Plan after it has formally been terminated, has ceased crediting for benefit accruals and vesting and has been or is distributing all plan assets to participants and their beneficiaries as soon as administratively feasible or if a terminated plan has distributed all benefits of participants and their beneficiaries, the provisions of Section 11.3 shall not apply to the Plan.

               (g) Frozen Plans. If the Plan becomes a Top Heavy Plan after contributions have ceased under the Plan but all assets have not been distributed to Participants or their beneficiaries, the provisions of Section 9.3 shall apply to the Plan.

                                   SECTION X

                            Miscellaneous Provisions

          10.1 Headings. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

          10.2 Indemnification. The Company shall indemnify and hold harmless each member of the Committee, each member of the Board of Directors, each individual Trustee and each and every employee of the Company or of a Commonly Controlled Entity, its Subsidiaries or Affiliates to whom are delegated duties, responsibilities and authority with respect to the Plan and the Trust against all claims, liabilities, fines and penalties and all expenses reasonably incurred by or imposed upon him (including but not limited to reasonable attorney fees) which arise as a result of his actions or failure to act in connection with the operation and administration of the Plan and the Trust to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased by or paid for by the Company. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise. Expenses incurred in defending a civil or criminal suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Company in the specific case upon receipt of an undertaking by or on behalf of the member of the Committee, member of the Board of Directors, each individual Trustee or employee of the Company or of a Commonly Controlled Entity, its Subsidiary, or Affiliate, to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Section 10.2.

          10.3 Employees' Trust. This Plan is created for the exclusive purpose of providing benefits to the Participants in the Plan and their Beneficiaries, and shall be interpreted in a manner consistent with its being a Plan described in Sections 401(a) and 409 of the Internal Revenue Code, Sections 301(d) and 301(e) of the Tax Reduction Act and Section 331 of the Economic Recovery Tax Act, and the Trust exempt under Section 501(a) of the Internal Revenue Code.

          10.4 Nonalienation of Benefits.

               (a) Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute on, levy or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. The foregoing provisions of this
          Section 10.4(a) shall not preclude the (1) enforcement of a Federal tax levy made pursuant to Section 6331 of the Internal Revenue Code or (2) collection by the United States on a judgment resulting from an unpaid tax assessment.

               (b)  Notwithstanding Section 10.4(a), the Trustee

                    (1) shall comply with an order entered on or after January 1, 1985 determined by the Plan Administrator to be a Qualified Domestic Relations Order as provided in
               Section 10.5,

                    (2) shall comply with a domestic relations order entered before January 1, 1985 if benefits are already being paid under such order, and

                    (3) may treat an order entered before January 1, 1985 as a Qualified Domestic Relations Order even if it does not meet the requirements of Section 10.5.

          10.5 Qualified Domestic Relations Order.

               (a) "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement)

                    (1) which is made pursuant to a state domestic relations law (including a community property law),

                    (2) which relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant,

                    (3) which creates or recognizes the existence of an alternate payee's right to or assigns to an alternate payee the right to receive all or a portion of the Participant's Accounts under the Plan, and

                    (4) with respect to which the requirements of paragraphs (b) and (c) are met.

               (b) A domestic relations order can be a Qualified Domestic Relations Order only if such order clearly specifies

                    (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each alternate payee covered by the order;

                    (2) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

                    (3) the number of payments or period to which such order applies; and

                    (4)  each Plan Year to which such order applies.

               (c) A domestic relations order can be a Qualified Domestic Relations Order only if such order does not

                    (1) require the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan,

                    (2) require the Plan to provide increased benefits (determined on the basis of actuarial value), or

                    (3) require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

               If so ordered under a Qualified Domestic Relations Order, a distribution shall be made of shares of Company Stock held in the Participant's Unmatched Employer Contribution Account, Employer Matching Contribution Account, Participant Contribution Account and PAYSOP Employer Contribution Account for less than 84 months following the month in which such shares were allocated to his Accounts.

               (d) In the case of any payment before a Participant has had a Termination of Service, a domestic relations order shall not be treated as failing to meet the requirements of Section 10.5(c)(1) solely because such order requires that payment of benefits be made to an alternate payee

                    (1) (A) Effective for periods before January 1, 1993 on or after the date on which the Participant attains (or would have attained) the age which is ten years before the Normal Retirement Date under the Plan, and

                    (B) Effective for periods on or after January 1, 1993, without regard to the Participant's attainment of any specified age; provided that until an IRS determination letter is received stating that the Plan as amended by this provision is qualified, no common stock of the Company which has been held in a Participant's Account for less than 84 months shall be distributed pursuant to a QDRO to an alternate payee with respect to a Participant who is both under age 50 and not otherwise eligible to receive a distribution under the Plan.

                    (2) as if the Participant had retired on the date on which such payment is to begin under such order, and

                    (3) in any form in which such benefits may be paid under the Plan to the Participant.

               (e) To the extent provided in a Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as the surviving spouse of such Participant for the purposes of Section 5.3.

          10.6 Exception to Distribution Limitation Period. Notwithstanding any other provision of the Plan regarding limitations on the period of distribution of Trust Fund assets, the distribution limitation period restrictions imposed by Internal Revenue Code
     Section 409(d) with respect to distribution of Trust Fund assets from a Participant's Account shall not apply to assets which have been allocated to a Participant's Account in the event of:

               (a) a transfer of the Participant to the employment of an acquiring employer from the employment of an Employer upon the sale by the Employer to the acquiring employer of (i) substantially all of the assets used by the Employer in a trade or business conducted by the Employer; or (ii) the sale of substantially all of the stock of a subsidiary of the Employer; or

               (b) with respect to the stock of the Employer, a disposition of the Employer's interest in a subsidiary where the Participant continues employment with such subsidiary.

          10.7 Unclaimed Amounts.

               (a) Effective for periods before January 1, 1990, unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Participant which are not distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two years after the payment of benefits becomes due. Subject to Section 4.8, unclaimed amounts for a Plan Year shall be allocated as provided in Section 3.3(d) as Additional Employer Contributions for the Plan Year in which such two-year period shall end. If an Unclaimed Amount is subsequently properly claimed by the Participant or the Participant's Beneficiary, said amount shall be paid to such Participant or Beneficiary by treating such amount as an expense of all Participants' Additional Employer Contribution Accounts during the Plan Year in which the Participant or Beneficiary makes such claim, unless the Company in its discretion makes a contribution to the Plan for such Plan Year in an amount sufficient to pay such amount.

               (b) Effective for periods on or after January 1, 1990, unclaimed amounts shall consist of the amounts of the Accounts of a retired, deceased or terminated Participant which are not distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary within a period of two years after the payment of benefits becomes due. As of the last day of the Plan Year in which such two-year period shall end, and as of the last day of each succeeding Plan Year in which there remain any Unclaimed Amounts, each Account which contains Unclaimed Amounts shall be reduced by an amount ("Forfeiture"), as determined hereinafter, which Forfeiture shall be applied (i) to restore any prior years' Forfeitures of Unclaimed Amounts which are properly claimed by a Participant or by a Participant's Beneficiary during such Plan Year and (ii) to pay any expenses of the Plan or Trust incurred during such Plan Year. The total amount of Forfeitures from Unclaimed Amounts for each Plan Year shall be equal to the sum of
          (A) prior years' Forfeitures from Unclaimed Amounts which are properly claimed by a Participant or by a Participant's Beneficiary during such Plan Year and are not paid from contributions made to the Plan by the Company for such Plan Year and (B) expenses of the Plan incurred during such Plan Year that are not paid by the Company. Forfeitures for each Plan Year shall come first from those Unclaimed Amounts which have remained in the Trust for the greatest period of time since first becoming Unclaimed Amounts, and thereafter from Unclaimed Amounts in descending order of maturity. If a Forfeiture of Unclaimed Amounts is subsequently properly claimed by the Participant or the Participant's Beneficiary, said amount shall be paid to the Participant or Beneficiary from Forfeitures for the Plan Year in which the Participant or Beneficiary makes such claim, as provided in this Section 10.7, or, to the extent such current year's Forfeitures are not sufficient, from contributions made to the Plan by the Company for such purpose.

               Subject to receipt of a favorable determination by the Internal Revenue Service that the application of Forfeitures pursuant to the provisions of this sentence will not adversely affect the qualification of the Plan as a tax credit employee stock ownership plan within the meaning of Section 409(a) of the Internal Revenue Code or, alternatively, that the Plan, as amended to provide for the application of Forfeitures pursuant to the provisions of this sentence, continues to qualify as a tax credit employee stock ownership plan within the meaning of
          Section 409(i) of the Internal Revenue Code, Forfeitures of Unclaimed Amounts may be applied to the payment of Plan expenses pursuant to this Section 10.7 without regard to the limitations on reimbursement for expenses prescribed by Section 409(i) of the Internal Revenue Code.

          10.8 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be construed and enforced as if such provisions had not been included.

          10.9 Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine and the singular shall also include the plural.

          10.10 Law Governing. This Plan and Trust shall be construed and enforced according to the laws of the State of Illinois other than its laws respecting choice of law, to the extent not preempted by ERISA.

          Executed in multiple originals this 21st day of November, 1994.


                                   McDONALD'S CORPORATION


                                   By:  /s/ Stanley R. Stein
                                        ----------------------------
                                   Its: Senior Vice President